Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 27, 2016	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
COLUMBUS, Ohio, October 27 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s first fiscal quarter ended September 30, 2016. Highlights for the quarter are as follows:

•	Net sales decreased 0.9% to $291.4 million versus $294.1 million last year.

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In the retail channel, net sales increased 3% with Olive Garden® dressings, Marzetti® caramel dips, New York BRAND® Bakery frozen garlic bread products and Sister Schubert's® frozen dinner rolls performing well. Higher coupon expenses and product placement costs served to limit retail sales growth. In the foodservice channel, net sales declined 5% as influenced by our targeted business rationalization efforts, deflationary pricing from lower egg costs and weakness in limited time offer promotional programs with national chain restaurants.

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Despite the slight decline in net sales, operating income increased over 21% to $50.8 million on lower commodity costs, particularly eggs, a more favorable sales mix and reduced freight costs partially offset by a higher level of investment in marketing and retail promotions. The change in corporate expenses for the current quarter largely reflects costs related to closed business operations.

•	Net income was $33.4 million, or $1.22 per diluted share compared to $27.6 million or $1.01 per diluted share last year.

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The regular quarterly cash dividend was continued at the higher level of $.50 per share set in November 2015. The company’s balance sheet remained debt free on September 30, 2016 with $145.7 million in cash and equivalents.

Chairman and CEO John B. Gerlach, Jr. commented, “While our top line was challenged by the customer rationalization and deflationary pricing in the foodservice channel, we were encouraged by the improved contributions from our frozen bread businesses in the retail channel and pleased to report record high first quarter operating income. Although we have seen a heightened level of competition within the refrigerated dressing category in recent months, we remain very positive about this category and our leading market position. Looking

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ahead, commodity costs are expected to remain favorable in the second quarter then turn flat for the back half of the fiscal year. On the innovation front, retailer acceptance of the recently introduced Bake & Break™ garlic bread loaf from New York Bakery has been trending favorably. We also launched a new Sister Schubert's Shareable™ bread loaf and added a red wine balsamic flavor to our lineup of Olive Garden retail dressings.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 27, at 10:00 a.m. ET. You may access a live webcast of the call via the link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	price and product competition;

•	the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;

•	the potential for loss of larger programs or key customer relationships;

•	fluctuations in the cost and availability of ingredients and packaging;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	efficiencies in plant operations;

•	stability of labor relations, including the impact of our current contract negotiations with a collective bargaining unit;

•	the outcome of any litigation or arbitration;

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•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	dependence on key personnel and changes in key personnel;

•	changes in estimates in critical accounting judgments; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2016	2015
Net sales	$291,361	$294,085
Cost of sales	210,727	226,118
Gross profit	80,634	67,967
Selling, general & administrative expenses	29,880	26,079
Operating income	50,754	41,888
Other, net	87	122
Income before income taxes	50,841	42,010
Taxes based on income	17,441	14,382
Net income	$33,400	$27,628

Net income per common share: (a)
Basic and diluted	$1.22	$1.01

Cash dividends per common share	$0.50	$0.46

Weighted average common shares outstanding:
Basic	27,363	27,319
Diluted	27,430	27,344

(a)Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2016	2015

NET SALES - Specialty Foods	$291,361	$294,085

OPERATING INCOME
Specialty Foods	$54,825	$44,961
Corporate expenses	(4,071)	(3,073)
Total Operating Income	$50,754	$41,888

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and equivalents	$145,747	$118,080
Receivables – net of allowance for doubtful accounts	70,691	66,006
Inventories	89,765	76,097
Other current assets	4,071	7,644
Total current assets	310,274	267,827
Net property, plant and equipment	167,879	169,595
Other assets	196,215	197,310
Total assets	$674,368	$634,732

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,540	$39,931
Accrued liabilities	51,242	33,072
Total current liabilities	92,782	73,003
Other noncurrent liabilities and deferred income taxes	47,081	48,131
Shareholders’ equity	534,505	513,598
Total liabilities and shareholders’ equity	$674,368	$634,732

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